                            ARTICLES OF INCORPORATION

                                       OF

                               RAIT GENERAL, INC.


         FIRST: The undersigned, Diane Vecchio, whose post office address is 1521 Locust Street, Suite 800, Philadelphia, PA 19102, being at least eighteen years of age, does hereby form a corporation under the general laws of the State of Maryland.

         SECOND: The name of this corporation (which is hereinafter called the Corporation) is: RAIT General, Inc.

         THIRD: The purpose for which the Corporation is formed is as follows:
The Corporation shall be formed in any or all lawful business and to have the general powers as set forth in Section 2-103 of the Maryland General Corporation Law.

         FOURTH: The post office address of the principal office of the Corporation in Maryland is 7 St. Paul Street, Suite 1400, Baltimore, MD 21202 and the name and post office of the registered agent of the Corporation in Maryland is Resagent, Inc., 7 St. Paul Street, Suite 1400, Baltimore, MD 21202. Said agent is a resident corporation in Maryland and actually resides therein.

         FIFTH: The total number of shares of stock which the Corporation has authority to issue is: 1,000.

         SIXTH: The number of directors of the Corporation shall be one, which number may be increased pursuant to the By-laws of the Corporation, but shall never be less than one; and the name of the director who shall act until the first annual meeting or until her successor is duly chosen and qualified is:
Betsy Z. Cohen.

         SEVENTH: Except to the extent provided for in Section 2-405.2 of the Maryland General Corporation Law as it may exist on the date hereof or as it may be hereafter amended, the directors and officers of this Corporation shall not be liable to the Corporation or its stockholders for any money damages.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 12th day of August, 1997.


Witness:

                                               /s/ Diane Vecchio
- ---------------------------------              ---------------------------------
                                               DIANE VECCHIO, (Seal)
                                               INCORPORATOR